UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 18, 2014 (September 16, 2014)

ECOLOCAP SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52256
(Commission File No.)

1250 S. Grove Avenue, Suite 308
Barrington, Illinois   60010
(Address of principal executive offices and Zip Code)

(866) 479-7041
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                          OTHER EVENTS

On September 16, 2014, we were advised by FINRA that our 1 for 2,000 reverse stock split would not be processed by FINRA.  A copy of the FINRA's correspondence is filed herewith as "Exhibit 99.1".

By not processing the reverse stock split, quotations appearing on the Bulletin Board and the Pink Sheets do not reflect the 1 for 2,000 reverse split which occurred on June 18, 2014.  Caution should be exercised by purchasers, sellers, and broker-dealers buying, selling or trading our common stock that information being disseminated by FINRA relating to the price of our common stock is not accurate.

FINRA has predicted its unwillingness to process the reverse stock split based upon Rule 6490(d)(3) of the FINRA Manual which provides that FINRA does not have to process the reverse stock split because FINRA has actual knowledge that we, persons associated with us, our officers, our directors, our transfer agent, our legal advisor, our promoters or other persons connected to us were the subject of a settled regulatory action by a federal (SEC) agency.  FINRA goes on to describe the actions of one Kurt Krammer and his corporations, Mazuma Corporation, Mazuma Funding Corporation, and Mazuma Holding Corporation which were the subject matter of an SEC cease and desist order and fine.  Our officers, directors, transfer agent, legal advisor, our promoters are not subject to the foregoing sanctions or determination.

Kurt Krammer and his firms Mazuma Corporation, Mazuma Funding Corporation, and Mazuma Holding Corporation are not connected to us in any manner whatsoever and accordingly we believe that FINRA's actions are erroneous and as such without any basis in law.   Kurt Krammer is the president of Asher Enterprises from whom we have borrowed money.  Our relationship with Asher Enterprises is one of debtor/creditor and accordingly Kurt Krammer and his firms Mazuma Corporation, Mazuma Funding Corporation, and Mazuma Holding Corporation are not "connected to us" as a matter of law.  Further, it is our position that Asher Enterprises is not "connected to us" as a matter of law.

We intend to appeal FINRA's decision, however, there is no assurance that the decision will be reversed; in fact it is not likely the decision will be reversed.

While FINRA claims that the decision to not process the 1 for 2,000 reverse stock is necessary for the protection of investors, the public interest, and to maintain fair and orderly markets, in fact FINRA's refusal to process the action is an arbitrary and capricious action by FINRA which misleads the public in general about the price of our common stock and does not reflect the reverse split which took place on June 18, 2014.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Document Description

99.1	FINRA Correspondence dated September 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 18th day of September 2014.

ECOLOCAP SOLUTIONS INC.

BY:	MICHAEL SIEGEL
Michael Siegel
Principal Executive Officer and a member of the Board of Directors